Filed pursuant to Rule 424(b)(5)
Registration No. 333-200080

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 26, 2014)

1,000,000 Shares

TechTarget, Inc.

Common Stock

The selling stockholders named in this prospectus supplement under the caption “Selling Stockholders” are offering 1,000,000 shares of our common stock in this offering at a price of $10.00 per share. The selling stockholders will pay brokerage commissions in an aggregate amount of $50,000 relating to the shares sold in this offering, and the proceeds to the selling stockholders will be $9,950,000. We will not receive any of the proceeds from the sale of the shares. We estimate the total expenses of this offering, excluding brokerage commissions, will be approximately $19,000, which will be paid by us.

Our common stock is listed on the NASDAQ Global Market under the symbol “TTGT.” On December 10, 2014, the last reported sale price of our common stock on the NASDAQ Global Market was $10.47 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-3 of this prospectus supplement and the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated December 11, 2014.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts of this document combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information.”

You should rely only on this prospectus supplement and the accompanying prospectus and the information incorporated or deemed to be incorporated by reference herein and therein. Neither we nor the selling stockholders have authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement and the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

No action has been or will be taken in any jurisdiction by us that would permit a public offering of the common stock in any jurisdiction, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

References in this prospectus supplement and in the accompanying prospectus to “we,” “us,” “our” or the “company” refer to TechTarget, Inc., alone, unless otherwise indicated.

S-ii

INDUSTRY AND MARKET DATA

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus include industry and market data that we derived from internal company records, publicly-available information and industry publications and surveys. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. We believe that this data is accurate in all material respects as of the date of the applicable document, however, we have not independently verified this data. You should carefully consider the inherent risks and uncertainties associated with the industry and market data contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

S-iii

SUMMARY

Overview

We are a leading provider of specialized online content and brand advertising that brings together buyers and sellers of corporate information technology, or “IT”, products. We sell customized marketing programs that enable IT vendors to reach corporate IT decision makers who are actively researching specific purchases. In addition we offer a number of data analytics solutions that help our customers more efficiently target their sales efforts.

IT professionals have become increasingly specialized, and rely on our network of over 150 websites, each of which focuses on a specific IT sector such as storage, security or networking, for key decision support information tailored to their specific areas of responsibility. We work with our advertising customers to develop customized marketing programs, often providing them with multiple offerings in order to target their desired audience of IT professionals more effectively. Our service offerings address the lead generation, project opportunity information, and branding objectives of our advertising customers. In the nine months ended September 30, 2014, lead generation and branding remained our primary sources of revenue, while project opportunity information, driven by growth in our IT Deal Alert™ products, contributed approximately 20% of online revenue as compared with approximately 3% for the same period in 2013.

We enable IT professionals to navigate the complex and rapidly-changing IT landscape where purchasing decisions can have significant financial and operational consequences. Our content strategy includes three primary sources which IT professionals use to assist them in their pre-purchase research: independent content provided by our professionals, vendor-generated content provided by our customers and user-generated, or peer-to-peer, content. In addition to utilizing our independent content, registered members are able to conduct their pre-purchase research by accessing extensive vendor content across our network of websites. Our network of websites also allows users to seamlessly interact and contribute content, which is highly valued by IT professionals during their research process.

We have a large and growing base of registered members, which totaled over 14.9 million as of September 30, 2014. The targeted nature of our user base enables IT vendors to reach a specialized audience efficiently because our content is highly segmented and aligned with the IT vendors’ specific products. Since our founding in 1999, we have developed a broad customer base. During 2013, we delivered advertising campaigns for approximately 1,200 customers. No customer represented 10% or more of total revenues during 2013.

Corporate Information

We were incorporated in Delaware on September 14, 1999. Our principal offices are located at 275 Grove Street, Newton, Massachusetts 02466 and our phone number is (617) 431-9200. Our website address is www.techtarget.com. The information on, or accessible through, our website is not a part of this prospectus supplement and shall not be deemed to be incorporated into this prospectus supplement or the registration statement of which it forms a part.

THE OFFERING

Common stock offered by the selling stockholders	1,000,000 shares

Common stock to be outstanding before and after this offering	32,331,783 shares

Selling stockholders	Entities affiliated with Technology Crossover Ventures. For more information, see the section of this prospectus supplement entitled “Selling Stockholders.”

Common stock to be beneficially owned by the selling stockholders after this offering	5,618,103 shares

Use of proceeds	We will not receive any proceeds from the sale of any shares of our common stock offered by the selling stockholders.

Risk factors	See “Risk Factors” on page S-3 of this prospectus supplement and other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Global Market symbol for our common stock	TTGT

The number of shares of our common stock outstanding before and after this offering is based on 32,331,783 outstanding shares of our common stock, which equals the number of shares of common stock outstanding on December 10, 2014, after giving effect to the 1,000,000 shares we repurchased from the selling stockholders pursuant to a purchase agreement entered into on December 9, 2014, and excludes:

•	3,356,282 shares of our common stock issuable upon the exercise of options outstanding as of December 10, 2014, at a weighted-average exercise price of $7.84 per share;

•	an aggregate of 1,626,420 additional shares of our common stock available for future issuance under our stock incentive plans; and

•	2,766,667 shares issuable upon vesting of restricted stock units.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, as well as the other information in this prospectus supplement, the prospectus and the documents incorporated by reference herein or therein, our financial statements and the related notes included in our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2014 (the “Third Quarter Form 10-Q”), which was filed with the SEC on November 7, 2014 before deciding whether to invest in our common stock. The risks and uncertainties described in this prospectus supplement, the prospectus and the documents incorporated by reference herein are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. For more information, see the section of this prospectus supplement entitled “Where You Can Find More Information.”

Risks Related to Our Common Stock and this Offering

The trading value of our common stock may be volatile and decline substantially.

The trading price of our common stock may be volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section and in Item 1A of our Third Quarter Form 10-Q, these factors include:

•	our operating performance and the operating performance of similar companies;

•	the overall performance of the equity markets;

•	announcements by us or our competitors of acquisitions, business plans, commercial relationships or new product or service offerings;

•	threatened or actual litigation;

•	changes in laws or regulations relating to the provision of Internet content;

•	any change in our board of directors or management;

•	publication of research reports about us, our competitors or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

•	our sale of common stock or other securities in the future;

•	large volumes of sales of our shares of common stock by existing stockholders; and

•	general political and economic conditions.

In addition, the stock market in general, and historically the market for Internet-related companies in particular, has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in substantial costs, divert our management’s attention and resources and harm our business, operating results and financial condition.

Provisions of our certificate of incorporation, bylaws and Delaware law could deter takeover attempts.

Various provisions in our certificate of incorporation and bylaws could delay, prevent or make more difficult a merger, tender offer, proxy contest or change of control. Our stockholders might view any transaction of this type as being in their best interest since the transaction could result in a higher stock price than the then-current market price for our common stock. Among other things, our certificate of incorporation and bylaws:

•	authorize our board of directors to issue preferred stock with the terms of each series to be fixed by our board of directors, which could be used to institute a “poison pill” that would work to dilute the share ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by our board;

•	divide our board of directors into three classes so that only approximately one-third of the total number of directors is elected each year;

•	permit directors to be removed only for cause;

•	prohibit action by written consent of our stockholders; and

•	specify advance notice requirements for stockholder proposals and director nominations. In addition, with some exceptions, the Delaware General Corporation Law restricts or delays mergers and other business combinations between us and any stockholder that acquires 15% or more of our voting stock.

Future sales of shares of our common stock by existing stockholders could depress the market price of our common stock.

If our existing stockholders sell, or indicate an intent to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly. A large portion of our outstanding shares of common stock is held by our officers, directors and significant stockholders. Two of the largest percentages of our shares are owned by venture capital funds, which are typically structured to have a finite life. As these venture capital funds approach or pass the respective terms of the fund, the decision to sell or hold our stock may be based not only on the underlying investment merits of our stock but also on the requirements of their internal fund structure. Immediately after this offering, our directors, executive officers and significant stockholders will beneficially own approximately 11,715,581 shares of our common stock, which represents approximately 36% of our shares outstanding as of December 10, 2014, after giving effect to the repurchase of 1,000,000 shares of our common stock from the selling stockholders in December 2014. If these additional shares are sold, or if it is perceived that they will be sold in the public market, the trading price of our common stock could decline substantially.

A limited number of stockholders will have the ability to influence the outcome of director elections and other matters requiring stockholder approval.

Immediately after this offering, our directors, executive officers and significant stockholders will beneficially own approximately 11,715,581 shares of our common stock. These stockholders, if they act together, could exert substantial influence over matters requiring approval by our stockholders, including the election of directors, the amendment of our certificate of incorporation and bylaws and the approval of mergers or other business combination transactions. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our stockholders of an opportunity to receive a premium for their stock as part of a sale of our company and might reduce our stock price. These actions may be taken even if they are opposed by other stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement or the accompanying prospectus may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts, including statements regarding our future results of operations and financial position, business strategy, plans and objectives of management for future operations and plans for future product development, industry trends and manufacturing are forward-looking statements. Without limiting the foregoing, the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “seeks” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We therefore caution you against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in the section entitled “Risk Factors” included in this prospectus supplement, the accompanying prospectus and in the Third-Quarter 10-Q incorporated by reference herein and therein. Also, any forward-looking statement made by us in this prospectus supplement speaks only as of the date on which this prospectus supplement was first filed. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus supplement will be sold by the selling stockholders. We will not receive any of the proceeds from the sale of these shares. The selling stockholders are not paying underwriting discounts or commissions. The selling stockholders will pay transfer taxes incurred by the selling stockholders in disposing of the shares. We will pay all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus supplement and the accompanying prospectus, including, without limitation, fees and expenses of counsel and accountants, the SEC registration fee with respect to the shares covered by this prospectus and printing and engraving expenses.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support operations and finance the growth and development of our business and do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors.

SELLING STOCKHOLDERS

The following table presents information concerning the beneficial ownership of the shares of our common stock by the selling stockholders assuming 32,331,783 shares of our common stock outstanding, which equals the number of shares of common stock outstanding on December 10, 2014, after giving effect to the 1,000,000 shares we repurchased from the selling stockholders pursuant to a purchase agreement entered into on December 9, 2014 and which includes all of the shares to be sold by the selling stockholders in connection with this offering.

The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders. When we refer to the “selling stockholders” in this prospectus supplement, we mean the selling stockholders listed in the table below as offering shares, as well as their respective pledgees, donees, assignees, transferees and other successors-in-interest and others who may hold any of the selling stockholders’ interest.

	SHARES BENEFICIALLY OWNED PRIOR TO THE OFFERING		SHARES OFFERED	SHARES BENEFICIALLY OWNED AFTER THE OFFERING
NAME OF SELLING STOCKHOLDER	NUMBER	PERCENTAGE		NUMBER	PERCENTAGE
TCV V, L.P. (1)	6,439,611	19.92%	981,325	5,458,286	16.88%
TCV Member Fund, L.P. (1)	122,549	0.38%	18,675	103,847	0.32%
TCV Management Fund 2004 LLC (1)	55,943	0.17%	0	55,943	0.17%
Total for Entities affiliated with Technology Crossover Ventures	6,618,103	20.47%	1,000,000	5,618,103	17.38%

(1)	Includes (i) 6,439,611 shares of common stock held by TCV V, L.P. (“TCV V”), (ii) 122,549 shares of common stock held by TCV Member Fund L.P. (“TCV Member Fund” and together with TCV V, the “TCV Funds”), and (iii) 55,943 shares of common stock held by TCV Management 2004, L.L.C. (“TCM 2004”). Technology Crossover Management V, L.L.C. (“TCM V”) is the sole general partner of TCV V and a general partner of TCV Member Fund. The investment activities of TCM V are managed by Jay C. Hoag, a director of the company, Richard H. Kimball, John L. Drew, and Jon Q. Reynolds, Jr. (collectively, the “TCM V Members”) who share voting and investment power with respect to the shares beneficially owned by the TCV Funds. The TCM V Members are also members of TCM 2004. TCM V and the TCM V Members disclaim beneficial ownership of the shares held by the TCV Funds except to the extent of their respective pecuniary interests therein. The TCM V Members also disclaim beneficial ownership of the shares held by TCM 2004 except to the extent of their respective pecuniary interests therein. The address of the TCV Funds, TCM V and TCM 2004 is c/o Technology Ventures 528 Ramona Street, Palo Alto, California 94301.

PLAN OF DISTRIBUTION

The selling stockholders have agreed to sell to various purchasers an aggregate of 1,000,000 shares of our common stock at a price of $10.00 per share. The selling stockholders engaged Craig-Hallum Capital Group LLC, as selling agent, to assist in identifying the purchasers and the selling stockholders will pay a customary brokerage commission of $0.05 per share to such agent for this transaction. No underwriters were engaged by us or the selling stockholders for this transaction.

We estimate that the total expenses for this offering, excluding brokerage commissions, will be approximately $19,000, and will be paid by us. The selling stockholders will pay brokerage commissions in an aggregate amount of $50,000 relating to the shares sold in this offering.

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement has been passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, incorporated by reference in this prospectus, have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s website at http://www.sec.gov.

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC requires us to “incorporate” into this prospectus supplement information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus supplement. Information contained in this prospectus supplement and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the sale of all the shares covered by this prospectus supplement, in each case other than any documents or portions thereof that are “furnished” and not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or Form 8-K/A unless, and except to the extent, specified in such Current Report:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on March 17, 2014, including the information specifically incorporated by reference in to the Annual Report on Form 10-K from our definitive proxy statement for the 2014 Annual Meeting of Stockholders as filed on April 25, 2014;

•	Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2014, June 30 and September 30, 2014 as filed with the SEC on May 12, 2014, August 8, 2014 and November 7 2014;

•	Our Current Reports on Form 8-K filed May 23, 2014, June 24, 2014, August 5, 2014 (solely with respect to Item 8.01) and December 9, 2014; and

•	The description of our common stock contained in our Registration Statement on Form 8-A, as filed on May 16, 2007, including any amendments or reports filed for the purpose of updating such description.

In addition, this prospectus supplement incorporates by reference all documents and reports that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to completion or termination of this offering.

You should read the information relating to us in this prospectus supplement together with the information in the accompanying prospectus and the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

TechTarget, Inc.

275 Grove Street

Newton, Massachusetts 02466

Attn: Corporate Secretary

Telephone: (617) 431-9200

PROSPECTUS

TECHTARGET, INC.

14,278,779 Shares

3,000,000 Shares

of Common Stock

11,278,779 Shares

of Common Stock

Offered by Selling Stockholders

We may from time to time offer and sell up to 3,000,000 shares of our common stock. In addition, the selling stockholders named in this prospectus may from time to time sell up to 11,278,779 shares of common stock. We will not receive any proceeds from the sale, if any, of common stock by the selling stockholders.

The common stock may be sold in one or more transactions directly to purchasers, to or through underwriters, dealers or agents or through a combination of these methods. If any underwriters, dealers or agents are used in the sale of our common stock, we will specify in an accompanying prospectus supplement the names of the underwriters, dealers or agents and the terms under which the common stock will be sold. Our registration of the shares of common stock owned by the selling stockholders and covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares.

Our common stock is listed on the Nasdaq Global Market under the symbol “TTGT.” On November 24, 2014, the last reported sale price of the shares of our common stock on the Nasdaq Global Market was $10.40 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 26, 2014.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus nor any accompanying prospectus supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell up to an aggregate of 3,000,000 shares of our common stock. In addition, the selling stockholders named in this prospectus may from time to time sell up to 11,278,779 shares of our common stock in one or more transactions. We have provided to you in this prospectus a general description of the common stock we and the selling stockholders may offer. Each time we or the selling stockholders sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information”.

SUMMARY

TechTarget, Inc.

TechTarget, Inc. is a Delaware corporation incorporated on September 14, 1999. We are a leading provider of specialized online content and brand advertising that brings together buyers and sellers of corporate information technology, or IT, products. We sell customized marketing programs that enable IT vendors to reach corporate IT decision makers who are actively researching specific IT purchases. In addition, we offer a number of data analytics solutions that help our customers more efficiently target their sales force.

Corporate Information

Our principal executive offices are located at TechTarget, Inc., 275 Grove Street, Newton, Massachusetts 02466. Our telephone number is (617) 431-9200. Our website address is www.techtarget.com. We have included our website address as an inactive textual reference only. The information contained on, or that can be accessed through, our website is not a part of this prospectus or the registration statement of which it forms a part.

In this prospectus, unless otherwise stated or the context otherwise requires, references to “TechTarget,” “the Company”, “we,” “us” and “our” and similar references refer to TechTarget, Inc., which is our trademark. Each of the other trademarks, trade names or service marks appearing or incorporated by reference in this prospectus or any applicable prospectus supplement are the property of their respective owners.

RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider the risks and uncertainties described in this prospectus and any prospectus supplement, including the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference herein, such as the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K on file with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference in this prospectus, before you make an investment decision pursuant to this prospectus and any accompanying prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. All statements, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included and incorporated by reference in this prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. See “Risk Factors” for more information. You should consider these factors and other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and in the documents incorporated by reference. Unless specifically indicated, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

USE OF PROCEEDS

Unless otherwise provided in an applicable prospectus supplement, we intend to use the net proceeds from any sale of common stock by us for general corporate purposes, which may include the development of our products and services, the acquisition of products, technologies or businesses, working capital and capital expenditures. We may set forth additional information on the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to a specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds.

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

DESCRIPTION OF COMMON STOCK

The following description of our common stock, together with any additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of our common stock that we or the selling stockholders may offer under this prospectus. For the complete terms of our common stock, please refer to our certificate of incorporation, and by-laws, which are exhibits to the registration statement to which this prospectus relates. The terms of our common stock may also be affected by Delaware law.

Authorized Capital Stock

Under our certificate of incorporation, our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.001 par value per share. As of October 31, 2014, we had 32,972,967 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Rights. The holders of our common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote and do not have cumulative voting rights. An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

Dividends. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors or any authorized committee of the board of directors, subject to any preferential dividend rights of outstanding preferred stock. These dividends are non-cumulative.

Liquidation and Dissolution. In the event of our liquidation or dissolution, the holders of common stock are entitled to receive ratably all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Other Rights. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Listing. Our common stock is listed on the Nasdaq Global Market under the symbol “TTGT.” As of November 24, 2014, the closing price per share of our common stock on the Nasdaq Global Market was $10.40.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Registration Rights

The selling stockholders have the right to require us to register the shares of our common stock held by them under the Securities Act under specified circumstances, including any additional shares issued or distributed by way of a dividend, stock split or other distribution in respect of these shares.

Demand Registration Rights. Subject to specified limitations, holders of these registrations rights may require that we register all or part of our common stock subject to the registration rights for sale under the Securities Act. These holders may demand registration of our common stock on Form S-3 so long as the offering price to the public of the shares requested to be registered is at least $1,000,000. This offering is a result of these holders exercising their demand registration rights.

Incidental Registration Rights. If we propose to register any of our common stock under the Securities Act, subject to specified exceptions, either for our own account or for the account of other security holders, holders of registration rights are entitled to notice of the registration and to include shares of common stock subject to the registration rights in the registered offering.

Limitations and Expenses. With specified exceptions, the right to include shares in a registration is subject to the right of the underwriters for the offering, if any, to limit the number of shares included in the offering. We are required to pay all fees, costs and expenses of any demand registration, other than underwriting discounts, commissions and fees and expenses of any counsel to the selling stockholders (other than those related to counsel to our company) in connection with the offering. We are paying all expenses of the selling stockholders in connection with this offering, other than underwriting discounts and commissions, if any.

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors is authorized or any authorized committee thereof is expressly authorized to provide for the issuance of the shares of undesignated preferred stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. Currently, we have no shares of preferred stock outstanding.

Anti-takeover Effects of Delaware Law and our Certificate of Incorporation and By-laws

Our certificate of incorporation and by-laws and Delaware law contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Immediately prior to the date of this prospectus, our directors, executive officers and significant stockholders beneficially owned approximately 42% of our outstanding common stock. These stockholders, if they act together, could exert substantial influence over matters requiring approval by our stockholders, including the election of directors, the amendment of our certificate of incorporation and by-laws and the approval of mergers or other business combination transactions. As a result, such stockholders may have significant influence over the election of the members of our board of directors. In addition, some of the provisions summarized below may further enhance such control of our corporate affairs for at least the next several years, including control of our board of directors. This control could discourage others from initiating a potential merger, takeover or other change of control transaction that other stockholders may view as beneficial.

Number of Directors. Subject to the rights of holders of any series of preferred stock to elect directors, our board of directors will establish the number of directors.

Staggered Board; Removal of Directors. Our certificate of incorporation divides our directors into three classes with staggered three-year terms. Our directors may be removed from office only for cause and only by the affirmative vote of holders of our capital stock representing at least 75% of the voting power of all outstanding stock entitled to vote.

Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by the affirmative vote of a majority of our directors then in office, even if less than a quorum of the board of directors.

The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Stockholder Action by Written Consent; Special Meetings. Our certificate of incorporation and our by-laws provide that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Our certificate of incorporation and our by-laws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our board of directors.

Advance Notice Requirements. Our by-laws contain an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Delaware Business Combination Statute. We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. Under Delaware law, a “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Super-Majority Voting. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. The affirmative vote of holders of our capital stock representing at least 75% of the voting power of all outstanding stock entitled to vote is required to amend or repeal these provisions of our certificate of incorporation described in this section entitled “Anti-takeover Effects of Delaware Law and our Certificate of Incorporation and By-laws.” The affirmative vote of either a majority of the directors then in office or holders of our capital stock representing at least 75% of the voting power of all outstanding stock entitled to vote is required to amend or repeal our by-laws.

Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Global Market. We may utilize these additional shares for a variety of corporate purposes including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in our company by means of a merger, tender offer, proxy contest or otherwise. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Limitation of Liability and Indemnification of Officers and Directors

As permitted by the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation and by-laws that limit or eliminate the personal liability of our directors. Consequently, a director is not personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our by-laws provide that:

•	we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the Delaware General Corporation Law; and

•	we will advance expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors. These agreements provide that we will indemnify each of our directors to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

We also maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

SELLING STOCKHOLDERS

The table below sets forth, to our knowledge, information concerning the beneficial ownership of the shares of our common stock by the selling stockholders assuming 32,972,967 shares of our common stock outstanding on October 31, 2014, which includes all of the shares that may be sold by the selling stockholders under this prospectus.

The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders. When we refer to the “selling stockholders” in this prospectus, we mean the selling stockholders listed in the table below as offering shares, as well as their respective pledgees, donees, assignees, distributees, transferees and other successors-in-interest and others who may hold any of the selling stockholders’ interest.

We do not know if, when or in what amounts the selling stockholders may offer their shares for sale. The selling stockholders may sell some, all or none of the shares identified below. Because the number of shares the selling stockholders may offer and sell is not presently known, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares other than the investor rights agreement described below, we cannot estimate the number of shares that will continue to be held by the selling stockholders. This table, however, presents the maximum number of shares of common stock that the selling stockholders may offer pursuant to this prospectus and the number of shares of common stock that would be beneficially owned after the sale of the maximum number of shares of common stock by each selling stockholder.

The shares of common stock to be sold by the selling stockholders hereunder have been previously acquired (1) in connection with private financing transactions for which exemptions from the registration requirements of the Securities Act were available that occurred prior to the Company’s initial public offering in 2007, (2) in our initial public offering, (3) in open market purchases, and/or (4) under our equity compensation plans. Such shares were acquired in the ordinary course of business and the selling stockholders did not have any intent to distribute the shares. If required, these selling stockholders will be named in a post-effective amendment to the registration statement of which this prospectus forms a part, in a supplement to this prospectus or in a periodic or current report that we file with the SEC that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation by Reference” and “Where You Can Find More Information.”

	SHARES BENEFICIALLY OWNED PRIOR TO THE OFFERING		SHARES OFFERED	SHARES BENEFICIALLY OWNED AFTER THE OFFERING
NAME OF SELLING STOCKHOLDER	NUMBER	PERCENTAGE		NUMBER	PERCENTAGE
TCV V, L.P. (1)	7,420,936	22.50%	7,420,936	0	0%
TCV Member Fund, L.P. (1)	141,224	0.43%	141,224	0	0%
TCV Management Fund 2004 LLC (1)	55,943	0.17%	55,943	0	0%

Total for Entities affiliated with Technology Crossover Ventures	7,618,103	23.10%	7,618,103	0	0%
Roger M. Marino (2)	3,660,676	11.10%	3,660,676	0	0%

(1)

Includes (i) 7,420,936 shares of common stock held by TCV V, L.P. (“TCV V”), (ii) 141,224 shares of common stock held by TCV Member Fund L.P. (“TCV Member Fund” and together with TCV V, the “TCV Funds”), and (iii) 55,943 shares of common stock held by TCV Management 2004, L.L.C. (“TCM 2004”). Technology Crossover Management V, L.L.C. (“TCM V”) is the sole general partner of TCV V and a general partner of TCV Member Fund. The investment activities of TCM V are managed by Jay C. Hoag, a director of the company, Richard H. Kimball, John L. Drew, and Jon Q. Reynolds, Jr. (collectively, the “TCM V Members”) who share voting and investment power with respect to the shares beneficially owned by the TCV Funds. The TCM V Members are also members of TCM 2004. TCM V and the TCM V Members disclaim beneficial ownership of the shares held by the TCV Funds except to the extent of their respective pecuniary interests therein. The TCM V Members also disclaim beneficial ownership of the shares held by TCM 2004 except to the extent of their respective pecuniary interests therein. The address of the TCV Funds, TCM V and TCM 2004 is c/o Technology Ventures 528 Ramona Street, Palo Alto, California 94301.
(2)	Consists of 3,185,733 shares held by Mr. Marino individually and 474,943 shares held by ROGRAM, L.L.C.

PLAN OF DISTRIBUTION

Common Stock Offered by Us

We may sell shares of common stock under this prospectus in one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly to purchasers; or

•	through a combination of these methods of sale.

Shares of common stock that we distribute by any of these methods may be sold, in one or more transactions, at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices;

•	negotiated prices; or

•	a combination of these pricing methods.

Offers to purchase our common stock may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of our common stock in respect of which this prospectus is delivered will be named, and any commissions payable by us will be set forth in a supplement to this prospectus. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the common stock so offered and sold.

To the extent required by law, we will set forth in a prospectus supplement the terms of the offering of common stock, including:

•	the name or names of any agents, underwriters or dealers;

•	the purchase price of the shares being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional shares of common stock from us;

•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the common stock may be listed.

If we sell shares of common stock to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the common stock. If underwriters are utilized in the sale of the common stock, the common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at fixed public offering prices; or

•	at varying prices determined by the underwriters at the time of sale.

In addition, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of shares of our common stock will be obligated to purchase all of the shares if any are purchased.

We may grant to the underwriters options to purchase additional shares of common stock to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

If a dealer is utilized in the sales of common stock, we will sell the shares of common stock to the dealer as principal. The dealer may then resell the shares to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the shares of common stock so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may directly solicit offers to purchase shares of common stock and sell such shares directly to institutional investors or others with respect to any resale of the shares. The terms of any of these sales will be described in the applicable prospectus supplement.

Agents, underwriters and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

We may authorize underwriters or other persons acting as our agents to solicit offers by specified institutions to purchase common stock from us pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, these institutions must be approved by us. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the common stock shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business for which they have received or will continue to receive customary compensation.

In connection with an offering, an underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares of our common stock than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of common stock from us, if any, in the offering. If the underwriters have an over-allotment option to purchase additional shares of common stock from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing common stock in the open market. In determining the source of common stock to close out the covered short position, the underwriters may consider, among other things, the price of common stock available for purchase in the open market as compared to the price at which they may purchase common stock through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the common stock, the underwriters may bid for or purchase common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if common stock previously distributed in the offering is repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the common stock to the extent that it discourages resale of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Global Market or otherwise and, if commenced, may be discontinued at any time.

Common Stock Offered by the Selling Stockholders

The selling stockholders may offer and sell up to 11,278,779 of the shares of common stock covered by this prospectus from time to time in one or more transactions on any stock exchange on which the shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at prices otherwise negotiated. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale, and we cannot assure you that the selling stockholders will sell all or any portion of the shares offered hereby. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

The selling stockholders may offer and sell the shares of common stock covered by this prospectus by one or more of the following methods, including, without limitation:

•	block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	“at the market” transactions to or through market makers or into an existing market for our common stock;

•	in privately negotiated transactions;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	short sales;

•	in options, swaps or other derivative or hedging transactions that may or may not be listed on an exchange;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	any combination of the above; and

•	any other method pursuant to applicable law.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as agents of the selling stockholders. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. If a broker-dealer is unable to sell shares of common stock acting as agent for the selling stockholders, it may purchase as principal any unsold shares of common stock at the stipulated price. Broker-dealers who acquire shares of common stock as principals may thereafter resell the shares of common stock from time to time in transactions in any stock exchange on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

If required under the Securities Act, the aggregate amount of the shares of common stock being offered by the selling stockholders and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offering will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the selling stockholders and/or purchasers of the selling stockholders’ shares, for whom they may act, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Any underwriters, brokers, dealers or agents that participate in the distribution of the shares of common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares of common stock sold by them may be deemed to be underwriting discounts and commissions.

The selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholders, including, without limitation, in connection with distributions of the shares of common stock by those broker-dealers. The selling stockholders may enter into option or other transactions with broker-dealers that involve the delivery of the shares of common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer those shares of common stock.

The selling stockholders and other persons participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

The selling stockholders may also sell the shares in accordance with Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.

We will make copies of this prospectus available to the selling stockholders and any of its successors in interest for purposes of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

Pursuant to the registration rights agreements with the selling stockholders, we have agreed to indemnify in certain circumstances the selling stockholders against certain liabilities, including certain liabilities under the Securities Act. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling stockholders may indemnify any underwriter or broker-dealer that participates in transactions involving the sale of common stock against certain liabilities, including liabilities arising under the Securities Act.

In order to comply with the securities laws of some states, if applicable, the shares of common stock offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the shares of common stock offered hereby is being passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 incorporated by reference in this prospectus and registration statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.techtarget.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the common stock we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the common stock under the registration statement is terminated or completed:

(1)	our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 17, 2014, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2014 Annual Meeting of Stockholders;

(2)	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 filed with the SEC on May 12, 2014, August 8, 2014 and November 7, 2014, respectively;

(3)	our Current Reports on Form 8-K filed May 23, 2014, June 24, 2014 and August 5, 2014 (solely with respect to item 8.01);

(4)	any other filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement; and

(5)	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 16, 2007, including any amendments or reports filed for the purpose of updating that description.

You may request a copy of any or all of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

TechTarget, Inc.

275 Grove Street

Newton, Massachusetts 02466

Attn: General Counsel

Telephone: (617) 431-9200

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, any accompanying prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the common stock in any jurisdiction in which such an offer or solicitation relating to the common stock is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the common stock if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

1,000,000 Shares

TechTarget, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

December 11, 2014